Exhibit 10.2

THIS CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER.

W2 ENERGY, INC.
CONVERTIBLE PROMISSORY NOTE

$25,000.00	March 30, 2009

FOR VALUE RECEIVED, W2 Energy, Inc., a Nevada corporation, its assigns and successors (the “Company”), hereby promises to pay to the order of Access Capital Fund I, LLC, a Nevada limited liability company, or its assigns (the “Holder”), in immediately available funds, the total principal sum of Twenty Five Thousand Dollars ($25,000.00).  The principal hereof and any unpaid accrued interest thereon shall be due and payable on or before 5:00 p.m., Mountain Standard Time, on the date which is nine (9) months from the date hereof (the “Maturity Date”) (unless such payment date is accelerated as provided in Section 9 hereof).  Payment of all amounts due hereunder shall be made at the address of the Holder provided for in Section 10 hereof.  Interest shall accrue at the rate of ten percent (10%) per annum on this Note from the date hereof and shall continue to accrue until all unpaid principal and interest is paid in full.

1.           HISTORY OF THE LOAN.  This Note is being delivered to Holder as consideration under a Securities Purchase Agreement of even date herewith.

2.           PREPAYMENT.  The Company may, at its option, at any time and from time to time, prepay all or any part of the principal balance of this Note, at a prepayment price equal to One Hundred Thirty Percent (130%) of the then-outstanding principal and interest, provided that concurrently with each such prepayment the Company shall pay accrued interest on the principal, if any, so prepaid to the date of such prepayment.

3.           CONVERSION.

3.1           Conversion Rights; Conversion Date; Conversion Price.  The Holder shall have the right, at its option, at any time from and after the date hereof, to convert the principal amount of this Note, or any portion of such principal amount, into that number of fully paid and nonassessable shares of the Company’s common stock (the “Common Stock”) (as such shares shall then be constituted) determined pursuant to this Section 3.1.  The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the Conversion Price, which shall be equal to fifty percent (50%) of the closing bid price for the Common Stock on the trading day immediately preceding the conversion (the “Conversion Price”).  Each election will be noticed by a Notice of Conversion, substantially in the form attached hereto as Exhibit A, delivered to the Company by the Holder by facsimile, or other reasonable means of communication, dispatched prior to 5:00 p.m., Mountain Standard Time and in accordance with the terms of Section 10.  The term “Conversion Amount” means, with respect to any conversion of this Note, the sum of (1) the principal amount of this Note to be converted in such conversion, plus (2) accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Note to the Conversion Date.

3.2           Method of Conversion.

(a)           The Common Stock underlying the conversion of this Note shall be held by an Escrow Agent (the “Escrow Agent”) pursuant to an Escrow Agreement of even date herewith.

(b)           Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company or Escrow Agent unless the entire unpaid principal amount of this Note is so converted.  Rather, records showing the principal amount converted (or otherwise repaid) and the date of such conversion or repayment shall be maintained on a ledger substantially in the form of Annex I attached hereto (a copy of which shall be delivered to the Company and Escrow Agent with each Notice of Conversion).  It is specifically contemplated that the Holder shall act as the calculation agent for conversions and repayments.  In the event of any dispute or discrepancies, such records maintained by the Holder shall be controlling and determinative in the absence of manifest error.  The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following a conversion of a portion of this Note, the principal amount represented by this Note will be the amount indicated on Annex I attached hereto (which may be less than the amount stated on the face hereof).

(c)            Upon receipt by the Company or Escrow Agent of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion and the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such conversion, and, unless the Company defaults on its obligations under Section 9, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion.  If the Holder shall have given a Notice of Conversion as provided herein, the Company’s obligation to issue and deliver the certificates for shares of Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action by the Holder to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the Holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Company, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with such conversion.  The date of receipt (including receipt via facsimile) of such Notice of Conversion shall be the Conversion Date so long as it is received before 5:00 p.m., Mountain Standard Time, on such date.

4.           CONVERSION LIMITATION.  Notwithstanding Section 3 above, the Holder may not convert any outstanding amounts due under this Note if at the time of such conversion the amount of common stock issued for the conversion, when added to other shares of Company common stock owned by the Holder or which can be acquired by Holder upon exercise or conversion of any other instrument, would cause the Holder to own more than nine and nine-tenths percent (9.9%) of the Company’s outstanding common stock.  The restriction described in this paragraph may be revoked upon sixty-one (61) days prior notice from Holder to the Company.  For purposes of this section, beneficial ownership shall be determined in accordance with Rule 13d-3 of the Exchange Act and Regulations 13 D-G thereunder, except as otherwise provided in this Section.

5.           INSTRUCTIONS TO TRANSFER AGENT. The Company undertakes and agrees that no instruction other than the instructions referred to in Sections 5 and 6 will be given to its transfer agent for the Common Stock and that the Common Stock issuable upon conversion of the Note otherwise shall be freely transferable on the books and records of the Company as and to the extent provided in this Note and applicable law.  Nothing contained in this Section 5 shall affect in any way Holder’s obligations and agreement to comply with all applicable securities laws upon resale of such Common Stock.

6.           SHARE ISSUANCES. The Escrow Agent shall transmit the certificates evidencing the shares of Common Stock issuable upon conversion of the Note to Holder via express courier, within one (1) business day after receipt by the Company and Escrow Agent of the Notice of Conversion (the “Delivery Date”).

7.           TRANSFERABILITY.  This Note shall not be transferred, pledged, hypothecated, or assigned by the Company without the express written consent of the Holder. In the event any third party acquires a controlling interest in the Company or acquires substantially all of the assets of the Company (a “Reorganization Event”), this Note will survive and become an obligation of the party that acquires such controlling interest or assets.  In the event of a Reorganization Event the Company agrees to make the party that acquires such controlling interest or assets, aware of the terms of this Section and this Note.  This Note may be transferred, pledged, hypothecated, or assigned by the Holder in his sole discretion.

8.           RESERVATION AND LISTING OF SECURITIES.  The Company shall at all times reserve and keep available out of its authorized shares of common stock, solely for the purpose of issuance upon the conversion of this Note, such number of shares of common stock as would be necessary to convert the entire amount due and owing under the terms of this Note if Holder elected to convert said amount under Section 3 hereof.

9.           DEFAULT.  The occurrence of any one of the following events shall constitute an Event of Default:

(a)           The non-payment, when due, of any principal or interest pursuant to this Note;

(b)           The material breach of any representation or warranty in this Note.  In the event the Holder becomes aware of a breach of this Section 9(b), the Holder shall notify the Company in writing of such breach and the Company shall have five business days after notice to cure such breach;

(c)           The breach of any covenant or undertaking, not otherwise provided for in this Section 9;

(d)           The breach of any provision of the Securities Purchase Agreement or Escrow Agreement executed by the Company and Holder on the date hereof.

(e)           The commencement by the Company of any voluntary proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or the adjudication of the Company as insolvent or bankrupt by a decree of a court of competent jurisdiction; or the petition or application by the Company for, acquiescence in, or consent by the Company to, the appointment of any receiver or trustee for the Company or for all or a substantial part of the property of the Company; or the assignment by the Company for the benefit of creditors; or the written admission of the Company of its inability to pay its debts as they mature; or

(f)           The commencement against the Company of any proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, receivership, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, provided, however, that the commencement of such a proceeding shall not constitute an Event of Default unless the Company consents to the same or admits in writing the material allegations of same, or said proceeding shall remain undismissed for 20 days; or the issuance of any order, judgment or decree for the appointment of a receiver or trustee for the Company or for all or a substantial part of the property of the Company, which order, judgment or decree remains undismissed for 20 days; or a warrant of attachment, execution, or similar process shall be issued against any substantial part of the property of the Company.

Upon the occurrence of any Default or Event of Default, the Holder, may, by written notice to the Company, declare all or any portion of the unpaid principal amount due to Holder, together with all accrued interest thereon, immediately due and payable, in which event it shall immediately be and become due and payable, provided that upon the occurrence of an Event of Default as set forth in paragraph (e) or paragraph (f) hereof, all or any portion of the unpaid principal amount due to Holder, together with all accrued interest thereon, shall immediately become due and payable without any such notice.

10.           NOTICES.  Notices to be given hereunder shall be in writing and shall be deemed to have been sufficiently given if delivered personally or sent by overnight courier, or by facsimile transmission.  Notice shall be deemed to have been received on the date and time of personal or overnight delivery or facsimile transmission, if received during normal business hours of the recipient; if not, then on the next business day.

Notices to the Company shall be sent to:	W2 Energy, Inc. 26 Densley Avenue Toronto, Ontario Canada M6M2R1 Attn: Mike McLaren Facsimile No.: (416) 248-2024

Notices to the Holder shall be sent to:	Access Capital Fund I, LLC 2975 W. Executive Way, Suite 141 Lehi, Utah 84043 Attn: Michael Southworth, Manager Facsimile No.: (___)____________

Notices to the Escrow Agent shall be sent as provided in the Escrow Agreement.

11.           REPRESENTATIONS AND WARRANTIES.  The Company hereby makes the following representations and warranties to the Holder:

(a)           Organization, Good Standing and Power.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.

(b)           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and perform this Note and to issue and sell this Note.  The execution, delivery and performance of this Note by the Company, and the consummation by it of the Transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action.  This Note when executed and delivered, will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c)           Disclosure.  Neither this Note nor any other document, certificate or instrument furnished to the Holder by or on behalf of the Company in connection with the transactions contemplated by this Note contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

(d)           Non-contravention. The execution and delivery by the Company of this Note and the issuance of the securities, and the consummation by the Company of the other transactions contemplated hereby and thereby, do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default (or an event which, with notice, lapse of time or both, would constitute a default) under (i) the Articles of Incorporation or Bylaws of the Company or its subsidiaries or (ii) any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company or its subsidiaries is a party or by which its properties or assets are bound, or any law, rule, regulation, decree, judgment or order of any court or public or governmental authority having jurisdiction over the Company or its subsidiaries or any of the Company’s or its subsidiaries’ properties or assets, except as to (ii) above such conflict, breach or default which would not have a Material Adverse Effect defined as “any change in or effect on the business of the Company that, individually or in the aggregate (taking into account all other such changes or effects), is, or is reasonably likely to be, materially adverse to the business, assets, liabilities, financial condition or results of operations of the Company, taken as a whole, except to the extent any such change or effect results from or is attributable to changes in general economic conditions or changes affecting the industry generally in which the Company operates (provided that such changes do not affect the Company in a materially disproportionate manner).”

12.           CONSENT TO JURISDICTION AND SERVICE OF PROCESS.  The Company consents to the jurisdiction of the courts of the State of Utah and of any state and federal court located in the County of Salt Lake, Utah.  The Company hereby irrevocably and unconditionally consents to the service of any and all process in any such action or proceeding in such courts by the mailing of copies of such process by certified or registered airmail at its address specified in the Section 10 hereof.

13.           GOVERNING LAW.  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF UTAH APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY THEREIN, WITHOUT GIVING EFFECT TO THE RULES OR PRINCIPLES OF CONFLICTS OF LAW.

14.           ATTORNEYS FEES.  In the event the Holder hereof shall refer this Note to an attorney to enforce the terms hereof, the Company agrees to pay all the costs and expenses incurred in attempting or effecting the enforcement of the Holder’s rights, including reasonable attorney's fees, whether or not suit is instituted.

15.           CONFORMITY WITH LAW.  It is the intention of the Company and of the Holder to conform strictly to applicable usury and similar laws.  Accordingly, notwithstanding anything to the contrary in this Note, it is agreed that the aggregate of all charges which constitute interest under applicable usury and similar laws that are contracted for, chargeable or receivable under or in respect of this Note, shall under no circumstances exceed the maximum amount of interest permitted by such laws, and any excess, whether occasioned by acceleration or maturity of this Note or otherwise, shall be canceled automatically, and if theretofore paid, shall be either refunded to the Company or credited on the principal amount of this Note.

16.           MODIFICATION; WAIVER.  No modification or waiver of any provision of this Note or consent to departure therefrom shall be effective unless in writing and approved by the Company and the Holder.  If any provision of this Note shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Note or the validity or enforceability of this Note in any other jurisdiction.  This Note supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

IN WITNESS WHEREOF, the Company has signed and sealed this Note and delivered it as of March 30, 2009.

“Company”	“Holder”

W2 Energy, Inc.,	Access Capital Fund I, LLC,
a Nevada corporation	a Nevada limited liability company

/s/ Michael McLaren	/s/ Michael Southworth
By: Michael McLaren	By: Michael Southworth
Its: President	Its: Manager

ANNEX I

CONVERSION AND REPAYMENT LEDGER

Date	Principal Balance	Interest Converted or Paid	Principal Converted or Paid	New Principal Balance	Company Initials	Holder Initials
March 30, 2009	$25,000.00			$25,000.00

I-1

Exhibit A

Notice of Conversion

(To be Executed by the Registered Holder in order to Convert the Note)

The undersigned hereby irrevocably elects to convert $______________ of that certain W2 Energy, Inc. Convertible Promissory Note dated March 30, 2009 into shares of common stock of the Company according to the conditions set forth in such Note, as of the date written below.

If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer and other taxes and charges payable with respect thereto.

Date of Conversion:  ___________________________________________________

Applicable Conversion Price: _____________________________________________

Signature: ___________________________________________________________
[Print Name of Holder and Title of Signer]

Address: ____________________________________________________________

____________________________________________________________

SSN or EIN: __________________________________________________________

Shares are to be registered in the following name:

Name: ____________________________________________________
Address: __________________________________________________
Tel: ______________________________________________________
Fax: ______________________________________________________
SSN or EIN: ________________________________________________

Shares are to be sent or delivered to the following account:

Account Name: _____________________________________________
Address: __________________________________________________
Tel: ______________________________________________________
Fax: ______________________________________________________
SSN or EIN: ________________________________________________

A-1